UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2005

Collegiate Pacific Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17293	22-2795073
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas		75234
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972.243.8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Section 802 of the American Stock Exchange's ("AMEX") Corporate Governance Standards now requires that at least a majority of the directors on the board of directors of each listed company be independent directors as defined in Section 121(A) of the AMEX's listing standards. On June 10, 2005, Arthur J. Coerver and Harvey Rothenberg each resigned as a director of Collegiate Pacific Inc. (the "Company") effective as of such date for the sole purpose of enabling the Company to have at least a majority of independent directors on its board of directors. The resignations were not related to any disagreement between either Mr. Coerver or Mr. Rothenberg and the Company on any matter relating to the Company's operations, policies or practices. Mr. Coerver had served as a director of the Company since 1998 and will continue to serve as the Company's chief operating officer. Mr. Rothenberg had served as a director of the Company since 1998 and will continue to serve as the Company's vice president of marketing.

The Company's board of directors now consists of five directors, the majority of which are independent directors, as defined in Section 121(A) of the AMEX listing standards. The letters of resignation are attached hereto as exhibits 17.1 and 17.2.

Item 9.01. Financial Statements and Exhibits.

17.1 Letter of Resignation for Arthur J. Coerver
17.2 Letter of Resignation for Harvey Rothenberg

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Pacific Inc.

June 10, 2005	By:	William R. Estill

Name: William R. Estill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

17.1	Board Resignation of Arthur J. Coerver
17.2	Board Resignation of Harvey Rothenberg